Exhibit 99.1

Biovest Interviewed by OneMedRadio; Discusses Key Milestones Expected to Establish BiovaxID® as the World’s First Personalized Cancer Vaccine for the Treatment of Non-Hodgkin’s Lymphoma

TAMPA, FL and MINNEAPOLIS, MN – May 31, 2012 – Biovest International, Inc. (OTCQB: “BVTI”), a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”), today announced that Brett Johnson, President and Executive Editor of OneMedPlace interviewed Biovest’s President and CEO, Samuel S. Duffey, and its Senior Vice President, Product Development & Regulatory Affairs, Carlos F. Santos, Ph.D. In the webcast audio interview on OneMedRadio, Biovest discussed its global regulatory strategy for BiovaxID®, Biovest’s personalized cancer vaccine for the treatment of follicular non-Hodgkin’s lymphoma, including plans to file applications in the EU and Canada seeking approvals. The Company also discussed its upcoming planned pre-filing meeting with the U.S. FDA and corporate partnering initiatives.

The OneMedRadio interview can be accessed at the Biovest corporate website home page at: http://www.biovest.com

In the interview, Biovest executives cover the following key topics:

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Based on guidance provided in regulatory meetings with European Union (EU) member national regulatory agencies, Biovest is proceeding with plans to file a Marketing Authorization Application (MAA) with the European Medicines Agency (EMA) via the centralized procedure seeking marketing approval for BiovaxID in the EU.

•	Based on guidance provided in a regulatory meeting with Health Canada, Biovest is proceeding with plans to file a New Drug Submission (NDS) seeking marketing approval for BiovaxID in Canada.

•	Biovest is currently preparing for an upcoming pre-filing meeting with the FDA in order to seek U.S. regulatory guidance and define the pathway for registration.

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The U.S. National Cancer Institute (NCI) will present updated, long-term data from its BiovaxID Phase II mantle cell lymphoma trial on June 2nd at the American Society of Clinical Oncology (ASCO) Annual Meeting with that study demonstrating significant Overall Survival and Time-to-Next-Treatment benefits correlating with a specific vaccine-induced immune response.

•	Biovest recently retained investment banker Ferghana Partners as its strategic transaction advisor to evaluate partnering opportunities.

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study, demonstrating evidence of safety and efficacy for the treatment of indolent follicular non-Hodgkin’s lymphoma.

Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”).

Biovest International, Inc. Corporate Contact:

Douglas Calder, Vice President, Strategic Planning & Capital Markets

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

For further information, please visit: http://www.biovest.com

Forward-Looking Statements:

Statements in this presentation/interview that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Biovest and its product candidate, BiovaxID® and any other statements relating to products, product candidates, product development programs, the FDA, the EMA, Health Canada or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. In particular (and without limitation), statements regarding the timing of anticipated filing of a Marketing Authorization Application for BiovaxID with the EMA or a New Drug Submission for BiovaxID with Health Canada, pre-filing meetings with the FDA or other jurisdictions and/or commercial plans reflect current expectations but are subject to inherent risks of delay in compilation and finalization of all components of the licensing application. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.